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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                              August 20, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-IS-26 DAF                                 895587   33-54457   811-2295


DEFINED ASSET FUNDS- MSS-312                                  1031543  333-2648   811-1777
DEFINED ASSET FUNDS- MSS-65 DAF                               910014   33-53649   811-1777
DEFINED ASSET FUNDS- MSS-91 DAF                               924273   33-59029   811-1777

TOTAL:    4 FUNDS

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